Etsy, Inc. Reports First Quarter 2015 Financial Results

Brooklyn, NY - May 19, 2015 - Etsy, Inc. (Nasdaq: ETSY), a marketplace where people around the world connect, both online and offline, to make, sell and buy unique goods, today announced financial results for its first quarter 2015, ended March 31, 2015.

“Our recent IPO is a milestone in our mission to reimagine commerce in ways that build a more fulfilling and lasting world,” said Chad Dickerson, Etsy, Inc. CEO and Chairman. “At the end of the first quarter of 2015, the Etsy community included more than 1.4 million active sellers and 20.8 million active buyers. We made progress down our path to make Etsy an everyday experience, build local marketplaces, globally, offer high-impact seller services, and expand the Etsy economy. We will continue to concentrate on creating long-term value for Etsy and our community, which we believe will result in sustainable long-term returns for our investors.”

First Quarter 2015 Financial Summary
(in thousands)

	Three Months Ended March 31,		% Growth Y/Y
	2014	2015

GMS	$414,833	$531,915	28.2%
Revenue	$40,536	$58,543	44.4%
Marketplace revenue	$23,727	$30,151	27.1%
Seller Services revenue	$15,833	$27,279	72.3%
Adjusted EBITDA	$6,103	$6,673	9.3%

Active sellers	1,135	1,428	25.8%
Active buyers	15,260	20,837	36.5%
Percent mobile visits	50.2%	57.7%	750 bps
Percent mobile GMS	35.2%	41.4%	620 bps
Percent international GMS	30.6%	30.5%	(10 bps)

For information about how we define these metrics, see our prospectus filed with the SEC on April 16, 2015.

First Quarter 2015 Operational Highlights

GMS was $531.9 million, up 28.2% compared with the first quarter of 2014. Growth in GMS was driven by 25.8% year-over-year growth in active sellers and 36.5% year-over-year growth in active buyers. Mobile visits continued to grow faster than desktop visits and we made progress in narrowing the gap between mobile visits and mobile GMS as a result of improvements in our mobile app offerings for Etsy buyers. Percent mobile visits was 57.7%, up 750 bps compared with 50.2% in the first quarter of 2014 and the percent mobile GMS was 41.4%, up 620 bps compared with 35.2% in the first quarter of 2014.

Percent international GMS was flat at 30.5% compared with the first quarter of 2014. We believe weaker local currencies in key international markets led to lower demand for U.S. dollar-denominated goods, impacting both overall GMS growth rates and percent international GMS. We remain focused on increasing the international contribution to overall GMS and believe it can grow, over time, to represent 50%.

First Quarter 2015 Financial Highlights

Total revenue was $58.5 million, up 44.4% year-over-year, driven by growth in Marketplace and Seller Services revenue. Marketplace revenue grew 27.1%, primarily due to growth in transaction fee revenue and, to a lesser extent, growth of listing fee revenue. Seller Services revenue grew 72.3% year-over-year, primarily due to growth in revenue from Promoted Listings, which continued to benefit from the re-launch of the product at the end of the third quarter of 2014. Seller Services revenue also benefited from growth in revenue from Direct Checkout and Shipping Labels.

Gross profit for the first quarter was $37.8 million, up 50.5% year-over-year, and gross margin was 64.6%, up 260 bps compared with 62.0% in the first quarter of 2014. Gross profit grew faster than revenue in the first quarter because of leverage in the cost of revenue for employee-related and hosting and bandwidth costs. In addition, growth of a higher-margin revenue stream, Promoted Listings, outpaced growth of lower-margin Direct Checkout revenue.

Total operating expenses were $42.7 million in the first quarter, up 72.6% year-over-year. The increase in operating expenses was primarily driven by increases in marketing and G&A expenses. Marketing expenses were up 63.5% year-over-year due to continued increases in spend on product listing ads as well as higher employee-related expenses. Product development expenses grew 24.5% year-over-year, primarily due to higher employee-related expenses. G&A expenses grew 122.0% year-over-year, mostly driven by higher employee-related expenses, in particular, incentive compensation related to Etsy's second quarter 2014 acquisition of ALM, and by Etsy’s contribution of $3.2 million in stock to Etsy.org.

Non-GAAP adjusted EBITDA for the first quarter was $6.7 million and grew 9.3% year-over-year. Adjusted EBITDA margin was 11.4%, down 370 bps year-over-year compared with 15.1%. The year-over-year adjusted EBITDA margin comparison was impacted by the previously mentioned increases in marketing and employee-related expenses.

Net loss for the first quarter of 2015 was $36.6 million, compared with a $0.5 million net loss in the first quarter of 2014. Etsy’s net loss increased as a result of non-cash, non-operating expenses related to the updated global corporate structure that we implemented on January 1, 2015. These expenses include a non-cash $10.5 million increase to Etsy’s tax provision, which brings Etsy’s total tax provision to $10.7 million. These expenses also include a non-cash currency exchange loss of $20.9 million largely due to intercompany debt incurred related to the structure. Etsy’s revised corporate structure was implemented to more closely align with its global operations and future expansion plans outside the U.S.

Net cash provided by operating activities was $8.9 million in the first quarter of 2015 compared with $6.2 million in the first quarter of 2014.

Cash and marketable securities were $293.5 million as of April 30, 2015 and included $194.2 million in net proceeds from our initial public offering.

Second Quarter 2015 Outlook: Factors to Consider

We’d like to highlight a few factors that we believe will impact Etsy’s second quarter 2015 results. First, if foreign exchange rates continue at current levels, it will likely continue to impact buyer behavior outside of the U.S. Second, we expect to increase the pace of hiring in the second quarter compared with both the first quarter of 2015 and second quarter of 2014. Third, we plan to spend more on marketing in absolute dollars in the second quarter compared with both the first quarter of 2015 and the second quarter of 2014. Finally, we would like to remind investors that second quarter 2015 results will include some one-time expenses such as Etsy’s $300,000 cash contribution to Etsy.org described in the Etsy prospectus filed on April 16, 2015 and approximately $300,000 in IPO expenses not deductible from Etsy’s IPO proceeds.

Webcast and Conference Call Replay Information

Etsy will host a webcast to discuss these results at 5:30 p.m. ET today. To access the live webcast, please visit the Etsy Investor Relations website, investors.etsy.com and go to the Investor Event section.

A replay will be available following the live webcast and may be accessed on the same website. A telephonic replay will also be available through midnight ET on June 2, 2015 at (855) 859-2056 or (404) 537-3406; conference ID 38402239.

About Etsy

Etsy is a marketplace where millions of people around the world connect, both online and offline, to make, sell and buy unique goods. The Etsy ecosystem includes creative entrepreneurs who sell on our platform, thoughtful consumers looking to buy unique goods in our marketplace, responsible manufacturers who help Etsy sellers grow their businesses and Etsy employees who maintain our platform and nurture our community. Our mission is to reimagine commerce in ways that build a more fulfilling and lasting world, and we’re committed to using the power of business to strengthen communities and empower people.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Investor Relations Contact:
Etsy, Jennifer Beugelmans, ir@etsy.com

Media Contacts:
Etsy, Ellen Gonda/Sara Cohen, press@etsy.com
Brunswick Group, Sarah Lubman/Monika Driscoll, (212) 333-3810

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information related to our possible or assumed future results of operations and expenses, our second quarter outlook, our mission, business strategies and plans, business environment and future growth. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “believes,” “expects,” “may,” “plans,” “should,” “will,” or similar expressions and the negatives of those terms.

Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include (i) our history of operating losses; (ii) the fluctuation of our quarterly operating results; (iii) adherence to our values and our focus on long-term sustainability, which may negatively influence our short- or medium-term financial performance; (iv) the importance to our success of the authenticity of our marketplace and the connections within our community; (v) further expansion into markets outside of the United States; (vi) increases in our marketing efforts to help grow our business, which may not be effective at attracting new members and retaining existing members; (vii) our payments system depends on third-party providers and is subject to evolving laws and regulations; (viii) our ability to expand our ecosystem; (ix) the development of new offerings to respond to our members’ changing needs; (x) the effectiveness of our mobile solutions available to Etsy sellers and Etsy buyers; and (xi) our ability to compete effectively, as are more fully described in our filings with the Securities and Exchange Commission from time to time, including those set forth in the section entitled "Risk Factors" in our prospectus filed on April 16, 2015. Additional information will also be provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update these forward-looking statements.

Etsy, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of December 31, 2014	As of March 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$69,659	$70,739
Short-term investments	19,184	21,533
Accounts receivable, net	15,404	14,513
Prepaid and other current assets	12,241	10,789
Deferred tax assets—current	2,932	2,932
Deferred tax charge—current	—	9,687
Funds receivable and seller accounts	10,573	12,095
Total current assets	129,993	142,288
Restricted cash	5,341	5,341
Property and equipment, net	75,538	78,438
Goodwill	30,831	28,225
Intangible assets, net	5,410	4,524
Deferred tax charge—net of current portion	—	70,422
Other assets	2,022	2,124
Total assets	$249,135	$331,362
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,231	$7,058
Accrued expenses and other current liabilities	17,442	21,893
Capital lease obligations—current	1,755	2,181
Funds payable and amounts due to sellers	10,573	12,095
Deferred revenue	3,452	3,639
Total current liabilities	41,453	46,866
Capital lease obligations—net of current portion	3,148	3,542
Warrant liability	1,920	1,915
Deferred tax liabilities	3,081	70,849
Facility financing obligation	50,320	51,507
Other liabilities	1,913	21,569
Total liabilities	101,835	196,248
Total convertible preferred stock	80,212	80,212
Total stockholders' equity	67,088	54,902
Total liabilities, convertible preferred stock and stockholders' equity	$249,135	$331,362

Etsy, Inc.
Condensed Consolidated Statements of Operations
(in thousands except share and per share data, unaudited)

	Three Months Ended March 31,
	2014	2015

Revenue	$40,536	$58,543
Cost of revenue	15,394	20,709
Gross profit	25,142	37,834

Operating expenses:
Marketing	7,468	12,210
Product development	8,042	10,009
General and administrative	9,213	20,457
Total operating expenses	24,723	42,676

Income (loss) from operations	419	(4,842)
Total other expense	(669)	(21,019)
Loss before income taxes	(250)	(25,861)
Provision for income taxes	(213)	(10,725)
Net loss	$(463)	$(36,586)

Net loss per share—basic and diluted	$(0.01)	$(0.84)
Weighted average shares outstanding—basic and diluted	34,512,839	43,703,508

Etsy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2014	2015

Cash flows from operating activities
Net loss	$(463)	$(36,586)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	1,176	2,133
Stock-based compensation expense-acquisitions	—	1,841
Contribution to Etsy.org	—	3,200
Depreciation and amortization expense	3,895	4,341
Bad debt expense	338	767
Foreign exchange loss	—	20,853
Amortization of debt issuance costs	—	31
Net unrealized loss (gain) on warrant and other liabilities	616	(12)
Loss on disposal of assets	71	332
Deferred income taxes	108	67,768
Excess tax benefit from exercise of stock options	—	(2,472)
Changes in operating assets and liabilities	443	(53,301)
Net cash provided by operating activities	6,184	8,895
Cash flows from investing activities
Purchases of property and equipment	(571)	(1,852)
Development of internal-use software	(2,235)	(2,428)
Purchase of U.S. Government and agency bills	(9,262)	(5,400)
Sale of marketable securities	8,066	3,055
Net cash used in investing activities	(4,002)	(6,625)
Cash flows from financing activities
Proceeds from exercise of stock options	5,758	1,188
Excess tax benefit from the exercise of stock options	—	2,472
Payments on capitalized lease obligations	(323)	(503)
Deferred payments on acquisition of business	(75)	—
Payments relating to public offering	—	(1,482)
Net cash provided by financing activities	5,360	1,675

Effect of exchange rate changes on cash	117	(2,865)

Net increase in cash and cash equivalents	7,659	1,080
Cash and cash equivalents at beginning of period	36,795	69,659
Cash and cash equivalents at end of period	$44,454	$70,739

Use of Non-GAAP Financial Measures

In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net (loss) income before interest expense, net, (benefit) provision for income taxes and depreciation and amortization, adjusted to eliminate stock-based compensation expense, net unrealized loss (gain) on warrant and other liabilities, foreign exchange loss, contributions to Etsy.org and acquisition-related expenses. Following is a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure.
We have included Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to evaluate our operating performance and trends, allocate internal resources, prepare and approve our annual budget, develop short- and long-term operating plans and assess the health of our business. As our Adjusted EBITDA increases, we are able to invest more in our platform. We believe that Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business as it removes the impact of certain non-cash items and certain variable charges.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not consider the impact of stock-based compensation expense or changes in the fair value of warrants;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•	Adjusted EBITDA does not reflect acquisition-related expenses;

•	Adjusted EBITDA does not consider the impact of foreign exchange loss;

•	Adjusted EBITDA does not reflect the impact of our contributions to Etsy.org; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net (loss) income and our other GAAP results.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended March 31,
	2014	2015

Net loss	$(463)	$(36,586)
Excluding:
Interest expense, net	53	178
Provision for income taxes (1)	213	10,725
Depreciation and amortization	3,895	4,341
Stock-based compensation expense (2)	1,176	2,133
Stock-based compensation expense—acquisitions (2)	—	1,841
Net unrealized loss (gain) on warrant and other liabilities	616	(12)
Foreign exchange loss (3)	—	20,853
Acquisition-related expenses	613	—
Contribution to Etsy.org (4)	—	3,200
Adjusted EBITDA	$6,103	$6,673

(1) The provision for income taxes in the three months ended March 31, 2015 reflects the impact of the updated global corporate structure implemented on January 1, 2015.

(2) Total stock-based compensation expense included in the consolidated statements of operations is as follows (in thousands):

	Three Months Ended March 31,
	2014	2015

Cost of revenue	$95	$408
Marketing	30	103
Product development	291	544
General and administrative	760	2,919
Total stock-based compensation expense	$1,176	$3,974

(3) Foreign exchange loss in the three months ended March 31, 2015 includes a loss of $18.5 million recognized due to intercompany debt incurred in connection with Etsy's updated global corporate structure.

(4) Etsy contributed 188,235 shares of common stock totalling $3.2 million to Etsy.org during the first quarter of 2015.